Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FOURTH QUARTER AND FULL-YEAR 2017 RESULTS

Fourth quarter GAAP net income of $6.2 million or $0.22 per diluted common share and
Core Earnings(1) of $7.2 million or $0.25 per diluted common share

Full-year 2017 GAAP net income of $30.4 million or $1.07 per diluted common share and
Core Earnings(1) of $32.1 million or $1.13 per diluted common share

- Subsequent to year ended December 31, 2017 -

Declared first quarter 2018 dividend of $0.28 per common share, representing the third consecutive annual dividend increase

DECEMBER 31, 2017 FINANCIAL RESULTS

New York, NY — March 1, 2018 - Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $6.2 million or $0.22 per diluted common share and Core Earnings(1) of $7.2 million or $0.25 per diluted common share for the fourth quarter of 2017. The Company reported GAAP net income of $30.4 million or $1.07 per diluted common share and Core Earnings(1) of $32.1 million or $1.13 per diluted common share for the full-year of 2017. In addition, the Company announced that its Board of Directors declared a first quarter 2018 dividend of $0.28 per common share payable on April 17, 2018 to common stockholders of record on March 29, 2018, which is the third consecutive annual dividend increase of $0.01 per common share.

“We had a strong finish to 2017 with more than $400 million of originations in the fourth quarter and a record $956 million for the full year, reflecting progress on recent initiatives to enhance our market coverage and origination capabilities,” said Jamie Henderson, President and Chief Executive Officer of ACRE. “Based in part upon an improved earnings outlook for 2018, our board of directors has authorized an increase in our first quarter dividend to $0.28 per common share.”

“Throughout 2017, we continued to work on improving the cost and efficient use of our capital to enhance our profitability. During the year, we meaningfully reduced the pricing on our $110 million secured term loan, closed an attractively priced $273 million privately placed securitization and added $236 million of warehouse capacity,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “Going forward, our goal will be to maintain near full deployment of our capital, which we believe will result in higher and more consistent earnings in 2018. In addition, given that 99% of our loans as of December 31, 2017 are floating rate, we believe our earnings and dividends provide excellent inflation protection in a rising interest rate environment.”

THREE MONTHS ENDED DECEMBER 31, 2017 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the three months ended December 31, 2017, GAAP net income was $6.2 million or $0.22 per diluted common share and Core Earnings(1) was $7.2 million or $0.25 per diluted common share.

•
For the three months ended December 31, 2017, new originations were $416.0 million in commitments and $387.3 million in outstanding principal funded at the origination date and an additional $8.5 million of fundings on existing commitments.

•	For the three months ended December 31, 2017, the Company exited $211.2 million of loans held for investment as measured by outstanding principal.

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(1) Core Earnings is a non-GAAP financial measure. Refer to Schedule I for further details.

Capital Activities:

•
In October 2017, the Company amended the Bridge Loan Warehousing Credit and Security Agreement with Bank of America, N.A. to decrease the interest rate on advances under the facility from a per annum rate equal to one-month LIBOR plus a spread ranging from 2.25% to 2.75% to a per annum rate equal to one-month LIBOR plus a spread of 2.00%.

•
In December 2017, the Company amended its Credit and Guaranty Agreement with the lenders referred to therein and Cortland Capital Market Services LLC, as administrative agent and collateral agent (the “Secured Term Loan”) to, among other things, (1) decrease the interest rate on advances under the Secured Term Loan from a per annum rate equal to one-month LIBOR plus a spread of 6.00% (with a 1.00% LIBOR floor) to a per annum rate equal to one, two, three or six-month LIBOR plus a spread of 5.00% (with no LIBOR floor), (2) extend the initial maturity date to December 22, 2020, (3) decrease the commitment amount from $155.0 million to $110.0 million (in conjunction with the Company’s election to voluntarily repay $45.0 million of outstanding principal on the Secured Term Loan) and (4) add one 12-month extension to the initial maturity date, which may be exercised at the Company’s option, provided there are no existing events of default under the Secured Term Loan, which, if exercised, would extend the maturity date of the Secured Term Loan to December 22, 2021. The Company incurred early extinguishment of debt costs of $768 thousand, which was a non-cash charge incurred in connection with the $45.0 million repayment of outstanding principal on the Secured Term Loan.

FULL-YEAR 2017 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the full-year 2017, GAAP net income was $30.4 million or $1.07 per diluted common share and Core Earnings(1) was $32.1 million or $1.13 per diluted common share.

•
For the full-year 2017, new originations were $955.8 million in commitments and $878.8 million in outstanding principal funded at the origination date and an additional $21.5 million of fundings on existing commitments.

•	For the full-year 2017, the Company exited $474.7 million of loans held for investment as measured by outstanding principal.

PORTFOLIO DETAIL AS OF DECEMBER 31, 2017

As of December 31, 2017, the Company’s portfolio totaled 42 loans held for investment, totaling approximately $1.9 billion in originated commitments at closing and $1.7 billion in outstanding principal. As of December 31, 2017, 60 loans totaling approximately $1.9 billion in outstanding principal were repaid or sold since inception of the Company.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of December 31, 2017
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Minimum Loan Borrowing Spread (2)	Weighted Average Unleveraged Effective Yield (3)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,674.2	$1,684.5	4.8%	6.2%	1.9
Subordinated debt and preferred equity investments	52.1	52.8	9.5%	10.8%	3.4
Total loans held for investment portfolio	$1,726.3	$1,737.3	5.0%	6.3%	2.0
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(1)
The difference between the Carrying Amount and the Outstanding Principal amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)
Minimum Loan Borrowing Spread is equal to (a) for floating rate loans, the margin above the applicable index rate (e.g., LIBOR) plus floors, if any, on such applicable index rates, and (b) for fixed rate loans, the applicable interest rate.

(3)
Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective

Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of December 31, 2017 as weighted by the Outstanding Principal balance of each loan.

As of December 31, 2017, 99% of the portfolio of loans held for investment consisted of floating rate loans and 96% of the portfolio of loans held for investment consisted of senior mortgage loans (as measured by outstanding principal).

Portfolio Diversification Summary as of December 31, 2017 ($ in millions):

PROPERTY TYPE
	Outstanding Principal	% of Portfolio
Multifamily	$623.3	36%
Office	465.7	27%
Self Storage	189.9	11%
Student Housing	168.7	10%
Hotel	113.8	6%
Industrial	83.8	5%
Mixed-use	65.6	4%
Retail	26.5	1%
Total	$1,737.3	100%

GEOGRAPHIC MIX
	Outstanding Principal	% of Portfolio
Southwest	$402.2	23%
West	358.3	21%
Mid-Atlantic/Northeast	337.1	19%
Midwest	324.7	19%
Southeast	315.0	18%
Total	$1,737.3	100%

RECENT DEVELOPMENTS, INVESTMENT CAPACITY AND LIQUIDITY

On January 30, 2018, the Company originated a $16.7 million senior mortgage loan on the construction of a residential property located in California. At closing, the outstanding principal balance was approximately $7.1 million. The loan has a per annum interest rate of 12.00% (plus fees) and an initial term of two years.

On January 31, 2018, the Company originated a $21.7 million senior mortgage loan on a multifamily property located in California. At closing, the outstanding principal balance was approximately $18.0 million. The loan has a per annum interest rate of LIBOR plus a spread of 3.30% (plus fees) and an initial term of three years.

On January 31, 2018, the Company received a repayment of outstanding principal of $17.4 million (which included $15.1 million of allocated loan amount and $2.3 million of release premium) related to the Company’s $134.1 million senior mortgage loan collateralized by a portfolio of self-storage properties and one retail property. The principal repayment related to the retail property resulted in the release of the retail property from the collateral pool. Subsequent to the principal repayment, the outstanding principal balance of the senior mortgage loan was $116.7 million and was collateralized by a portfolio of self-storage properties.

On February 2, 2018, the Company exercised a 12-month extension option on the $50.0 million secured revolving funding facility with City National Bank (the “CNB Facility”) to extend the maturity date to March 10, 2019. The Company has one additional 12-month extension option, which, if exercised, would extend the maturity date of the CNB Facility to March 10, 2020.

On March 1, 2018, the Company declared a cash dividend of $0.28 per common share for the first quarter of 2018. The first quarter 2018 dividend is payable on April 17, 2018 to common stockholders of record on March 29, 2018.

2018 ANNUAL STOCKHOLDERS MEETING

The Board of Directors set April 12, 2018 as the record date for the Company’s 2018 Annual Meeting of Stockholders. The 2018 Annual Meeting of Stockholders will be held on June 12, 2018.

FOURTH QUARTER 2017 DIVIDEND

On November 1, 2017, the Company declared a cash dividend of $0.27 per common share for the fourth quarter of 2017. The fourth quarter 2017 dividend was paid on January 16, 2018 to common stockholders of record on December 29, 2017.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, March 1, 2018, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its fourth quarter financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 4079270 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 15, 2018 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10116419. An archived replay will also be available through March 15, 2018 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $106.4 billion of assets under management as of December 31, 2017. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola
(888)-818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of December 31,
	2017	2016
ASSETS
Cash and cash equivalents ($8 related to consolidated VIEs as of December 31, 2016)	$28,343	$47,270
Restricted cash	379	375
Loans held for investment ($341,158 and $21,514 related to consolidated VIEs, respectively)	1,726,283	1,313,937
Other assets ($945 and $203 of interest receivable related to consolidated VIEs, respectively)	15,214	12,121
Total assets	$1,770,219	$1,373,703
LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	$957,960	$780,713
Secured term loan	107,595	149,878
Collateralized loan obligation securitization debt (consolidated VIE)	271,211	—
Due to affiliate	2,628	2,699
Dividends payable	7,722	7,406
Other liabilities ($414 of interest payable related to consolidated VIEs as of December 31, 2017)	3,933	3,334
Total liabilities	1,351,049	944,030
EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2017 and 2016, and 28,598,916 and 28,482,756 shares issued and outstanding at December 31, 2017 and 2016, respectively	283	283
Additional paid-in capital	420,637	420,056
Accumulated deficit	(1,750)	(1,310)
Total stockholders' equity	419,170	419,029
Non-controlling interests in consolidated VIEs	—	10,644
Total equity	419,170	429,673
Total liabilities and equity	$1,770,219	$1,373,703

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended December 31, 2017	For the year ended December 31, 2017
Net interest margin:
Interest income from loans held for investment	$25,220	$97,541
Interest expense	(14,348)	(51,193)
Net interest margin	10,872	46,348
Expenses:
Management and incentive fees to affiliate	1,549	6,569
Professional fees	505	1,674
General and administrative expenses	822	2,828
General and administrative expenses reimbursed to affiliate	1,016	3,899
Total expenses	3,892	14,970
Early extinguishment of debt costs	(768)	(768)
Income from continuing operations before income taxes	6,212	30,610
Income tax expense, including excise tax	29	178
Net income from continuing operations	6,183	30,432
Less: Net income attributable to non-controlling interests	—	(25)
Net income attributable to common stockholders	$6,183	$30,407
Basic earnings per common share:
Continuing operations	$0.22	$1.07
Discontinued operations	—	—
Net income	$0.22	$1.07
Diluted earnings per common share:
Continuing operations	$0.22	$1.07
Discontinued operations	—	—
Net income	$0.22	$1.07
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,486,747	28,478,237
Diluted weighted average shares of common stock outstanding	28,590,179	28,550,945

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC, and the Company’s financial performance. Core Earnings is an adjusted non-GAAP measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP, and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three months and year ended December 31, 2017 ($ in thousands):

	For the three months ended December 31, 2017	For the year ended December 31, 2017
Net income attributable to common stockholders	$6,183	$30,407
Stock-based compensation	210	581
Incentive fees to affiliate	—	381
Early extinguishment of debt costs (1)	768	768
Core Earnings	$7,161	$32,137
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(1)	Represents a one-time, non-cash charge in connection with the Company’s $45.0 million repayment of outstanding principal on the Secured Term Loan.